EXHIBIT 99.1

                            GRANT PARK FUTURES FUND

                   GRANT PARK WEEKLY PERFORMANCE STATISTICS *
                                    11/04/05

                         WEEKLY ROR               MTD ROR                YTD ROR
CLASS A UNITS              3.40%                   3.09%                 -3.14%
CLASS B UNITS              3.38%                   3.08%                 -3.91%

* Subject to independent verification

              WEEKLY COMMENTARY FOR THE WEEK ENDED NOVEMBER 4, 2005

The Grant Park Futures Fund reported a profitable trading week, with gains coming from a majority of the sectors. Positions in the interest rates, currencies and stock indices enjoyed the largest profits. Losses were mostly due to positions in the energy sector.

Concerns over whether the European Central Bank (ECB) will raise short-term interest rates for the first time in over two years sent prices for European fixed income instruments lower for the week, benefiting short positions. Analysts reported that there has been a clear shift in ECB rhetoric pointing toward tighter monetary policy. The ECB's meeting held on Thursday did not result in any change in monetary policy although ECB President Trichet did indicate that he is prepared to change interest rates at anytime. As a result, short positions in the euro bund, euribor and eurex BOBL were profitable as those instruments settled the week at lower levels. Short positions in the euro Swiss additionally made gains when the contract traded lower after Swiss National Bank Chairman Jean-Pierre Roth said that current interest rate levels were not appropriate for a growing economy. On the domestic side, short positions in the Eurodollar market posted profits as prices fell after Federal Reserve Chairman Alan Greenspan reiterated a warning on the dangers of long-term inflation. Gains also came from short positions in the British short-sterling and Australian 10 year bond.

The warning from Fed chief Alan Greenspan concerning inflation sent the U.S. dollar higher against most of its major trading partners, resulting in profits from short positions in the foreign currency markets. Short positions in the Japanese yen, the euro, Australian dollar and Swiss franc recorded the largest gains in the sector. The dollar was also bolstered by stronger-than-expected growth in the U.S. services sector. The Institute for Supply Management's services index rose to 60.0 for the month of October versus a 53.3 reading in September. Economists had forecasted an index of 57.0. Gains also came from long positions in the U.S. dollar index in New York.

Long positions in the stock indices were profitable as investors focused on strong earnings reports. The largest gains in the sector came from positions in the Tokyo Nikkei which traded to four-year highs as better-than-expected earnings in mining, construction and steel companies led the market higher. Long positions in the European markets also made gains as favorable earnings in banking stocks helped to push the London FTSE, German DAX and Paris CAC higher for the week. Additionally, longs in the Australian Share Price Index benefited when that index settled the weekly session higher.


              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                (312) 756-4450  o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com

Lastly, long positions in the energy complex resulted in losses as the price of crude oil traded below $59 for the first time since late July. The largest setbacks in the sector came from longs in the natural gas market, as a wave of warm weather across key user regions of the U.S. sent prices lower for the week. The December contract settled at $11.415 per Btu, down $1.64 for the week. Additional losses came from longs in the unleaded gasoline and heating oil markets.
















































              ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
               FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND
                       IS NOT SUITABLE FOR ALL INVESTORS
           THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE,
                          OFFERING BY PROSPECTUS ONLY


[LOGO]                                          555 West Jackson Blvd, Suite 600
Dearborn Capital Management, LLC                              Chicago, IL  60661
                                                (312) 756-4450  o (800) 217-7955
                                                            o FAX (312) 756-4452
                                             Performance Hotline: (866) 516-1574
                                                website: www.dearborncapital.com
                                               e-mail: funds@dearborncapital.com